UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 19, 2010, Hines Global REIT Southpark Center II LP, a wholly-owned subsidiary of Hines Global REIT Properties LP (the “Operating Partnership”), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired Southpark Commerce Center II (“Southpark”), an industrial/flex office park complex of four buildings located in Southeast Austin.  The seller, KBS Southpark Commerce Center II, LLC, is not affiliated with Hines Global or its affiliates.

Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.  Travis Association for the Blind, a non-profit organization, leases 100,435 square feet or approximately 27% of the buildings' rentable area, under a lease that expires in August 2011. The annual base rent under the lease is currently approximately $612,000.   AT&T, Inc., a broadcast and communications provider, leases 70,700 square feet or approximately 19% of the buildings' rentable area, under a lease that expires in March 2017.   The annual base rent under the lease is currently approximately $384,000.  Zarlink Semiconductor Inc., a Canadian-based semiconductor designer and manufacturer, leases 70,700 square feet or approximately 19% of the buildings' rentable area, under a lease that expires in May 2013.  The annual base rent under the lease is currently approximately $854,000.  The remaining space is leased to five tenants, none of which individually leases more than 10% of the rentable area of the complex.

The net purchase price for Southpark was $31.3 million, exclusive of transaction costs, financing fees and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering and the assumption of an existing $18.0 million mortgage loan (see additional details in Item 2.03 below).

The estimated going-in capitalization rate for Southpark is approximately 8.5%.  The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs and taxes).  NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees).  The projected NOI includes assumptions which may not be indicative of the actual future performance of the property.  These include assumptions: (i) that in-place tenants will continue to perform under their lease agreements during the next 12 months and (ii) concerning estimates of timing and rental rates related to re-leasing vacant space.

In connection with the acquisition of this property and the related assumption of an existing mortgage loan, Hines Global expects to pay its advisor, Hines Global REIT Advisors LP, an affiliate of Hines Interests Limited Partnership (“Hines”), approximately $626,000 in acquisition fees and approximately $180,000 in debt financing fees.

The terms of the acquisition of Southpark are more fully set forth in the Purchase and Sale Agreement and Escrow Instructions by and between KBS Sourthpark Commerce Center II, LLC and Hines Global REIT Properties LP, dated as of May 24, 2010.  The agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2010, in connection with its acquisition of Southpark, Hines Global REIT Southpark II LLC entered into a loan assumption and substitution agreement whereby it assumed a first mortgage loan with an original principal amount of $18.0 million made by Greenwich Capital Financial Products, Inc.  Greenwich Capital Financial Products, Inc. is not affiliated with Hines Global or its affiliates.  The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Hines Global REIT Southpark II LLC's interest in Southpark and assignments of all personal property including its leases and rents. The loan documents permit prepayment, subject in certain instances to the payment of a prepayment premium. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines Global.  If an event of default has not been cured and is continuing, the lender may declare that the principal and any unpaid interest are immediately due and payable.

 Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than January 4, 2011.

(d) Exhibits:

10.1
Purchase and Sale Agreement and Escrow Instructions, dated as of May 24, 2010, by and between KBS Southpark Commerce Center II, LLC and Hines Global REIT Properties LP (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 28, 2010, and incorporated by reference herein).

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the estimated going-in capitalization rate for Southpark, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the inaccuracy of the assumptions made by Hines Global in the calculation of the estimated going-in capitalization rate, and other risks described in the “Risk Factors” section of Hines Global’s Prospectus, dated April 30, 2010, as supplemented, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

October 25, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Purchase and Sale Agreement and Escrow Instructions, dated as of May 24, 2010, by and between KBS Southpark Commerce Center II, LLC and Hines Global REIT Properties LP (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 28, 2010, and incorporated by reference herein).